Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned hereby agree, as of October 2, 2026, that only one statement containing the information required by Schedule 13G (including any amendment, restatement, supplement, and/or exhibit thereto) need be filed with respect to the ownership by each of the undersigned of securities of Powerus Corporation, a Nevada corporation, and such statement to which this Joint Filing Agreement is attached as an exhibit is filed on behalf of each of the undersigned. Each undersigned acknowledges that each undersigned shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it or him contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate. Each undersigned hereby further agrees that this Joint Filing Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first set forth above.

KCGI Co., Ltd.

By:	/s/ Sungboo Kang
Name: Sungboo Kang
Its: Representative Director

KCGI Innovative Growth ESG Private Equity Fund 1

By:	KCGI Co., Ltd., its General Partner

By:	/s/ Sungboo Kang

Name: KCGI Co., Ltd.
Its: General Partner of KCGI Innovative Growth ESG Private Equity Fund 1

Name: Sungboo Kang
Its: Representative Director of KCGI Co., Ltd.

KCGI Innovative Growth ESG Private Equity Fund 1-1

By:	KCGI Co., Ltd., its General Partner

By:	/s/ Sungboo Kang

Name: KCGI Co., Ltd.
Its: General Partner of KCGI Innovative Growth ESG Private Equity Fund 1

Name: Sungboo Kang
Its: Representative Director of KCGI Co., Ltd.

Aut Holdings, LLC

By:	/s/ Taedoo Chung
Name: Taedoo Chung
Its: Director

/s/ Taedoo Chung
Taedoo Chung

/s/ Sungboo Kang
Sungboo Kang

/s/ Hyunchol Lim
Hyunchol Lim

/s/ Taewon Kim
Taewon Kim

[Signature Page to Joint Filing Agreement]